Exhibit 1.1

GOVERNMENT PROPERTIES INCOME TRUST
(a Maryland real estate investment trust)

9,950,000 Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

Dated:  March 11, 2013

GOVERNMENT PROPERTIES INCOME TRUST
(a Maryland real estate investment trust)

9,950,000 Common Shares of Beneficial Interest

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

March 11, 2013

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED
RBC CAPITAL MARKETS, LLC

as Representatives of the several Underwriters

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), and CommonWealth REIT, a Maryland real estate investment trust (the “Selling Shareholder”), confirm their respective agreements with Citigroup Global Markets Inc. (“Citigroup”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and RBC Capital Markets, LLC (“RBC”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup, Merrill Lynch and RBC are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares of Beneficial Interest, par value $.01 per share, of the Company (“Common Shares”) set forth in Schedule A hereto.  The Common Shares to be purchased by the Underwriters are hereinafter called the “Securities.”

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-187171), including the related prospectus, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement registers the offer and sale of the Securities.  Promptly after execution and delivery of this Agreement, the

Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430A(b) is referred to as “Rule 430A Information.”  Each prospectus used in connection with the offering of the Securities that omitted Rule 430A Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter called a “preliminary prospectus.”  Such registration statement, including any amendments thereto, the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement”; provided, however, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”) all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement.  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.                                        Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(ii) hereof, and as of the Closing Time referred to in Section 2(b) hereof as follows:

(i)                                     Compliance with Registration Requirements.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 of the 1933 Act Regulations  (“Rule 163”) and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(ii)                                  Effectiveness.  The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 11, 2013, and any post effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Registration Statement and any amendment thereto became effective and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied, and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities and (c) at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:40 p.m. (New York City time) on March 11, 2013 or such other time as agreed by the Company and the Representatives.

“Statutory Prospectus” as of any time means the prospectus (including any documents incorporated by reference therein) relating to the Securities that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”) relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to

Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notifies the Representatives as described in the penultimate sentence of Section 3(f) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

The preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)                               Independent Accounting Firm.  The accounting firm that certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement is an independent public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(iv)                              Financial Statements.  The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented.  The supporting schedules, if any, present fairly in all material respects the information set forth therein.  The selected financial data and the summary financial information included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in or incorporated by reference in the Registration Statement.  The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act and the 1934 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                                 No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any subsidiary, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of beneficial interest.

(vi)                              Good Standing of the Company.  The Company has been duly organized and is validly existing as a real estate investment trust in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)                           Good Standing of the Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly formed or organized, as the case may be, and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing would not result in a Material Adverse Effect.  The Subsidiaries have full power and authority (corporate and other) to own, lease and operate their properties and to conduct their businesses as described in the Prospectus and are duly qualified as a foreign corporation, partnership, limited liability company or trust, as the case may be, to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding ownership interests or shares of beneficial interest, as the case may be, of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Prospectus; none of the outstanding interests or shares of beneficial interest, as the case may be, of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of the Subsidiaries.

(viii)                        Capitalization.  The issued and outstanding shares of beneficial interest of the Company, including the Securities, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of beneficial interest was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix)                              Authorization of Agreement by the Company.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)                                 Authorization of Transaction Documents.  The Company has entered into the following agreements:  (i) an Amended and Restated Business Management Agreement, dated December 10, 2012 (the “Business Management Agreement”), with Reit Management & Research LLC (“RMR”); and (ii) an Amended and Restated Property Management Agreement, dated January 11, 2011, as amended by a First Amendment to Amended and Restated Property Management Agreement, dated December 10, 2012 (the “Property Management Agreement”), with RMR.  The Business Management Agreement and the Property Management Agreement are each referred to as a “Transaction Document.”  Each Transaction Document has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the enforceability of creditors’ rights and general principles of equity.

(xi)                              Description of Securities.  The Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities was not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii)                           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xiii)                        Absence of Tenant Defaults.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, no tenant is in default under any provision of a lease pursuant to which it leases space from the Company or a subsidiary if such default would result in a Material Adverse Effect.

(xiv)                       Absence of Employees.  The Company and its subsidiaries do not have any employees.

(xv)                          Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its subsidiaries, which is required to be disclosed in the

Registration Statement (other than as disclosed therein), or which, if determined adversely to the Company, would result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xvi)                       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xvii)                    Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business as described in the Registration Statement, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xviii)                 Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained, or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xix)                       Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xx)                          Possession of Licenses and Permits.  The Company or its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business as described in the Registration Statement (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)                       Title to Property.  The subsidiaries of the Company have good and insurable fee title to all real property owned by them and the Company and its subsidiaries have good title to all other assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Prospectus, (b) liens for taxes not yet due and payable, (c) in the case of personal property located at certain real property, such as are subject to purchase money, equipment lease or similar financing arrangements which have been entered into in the ordinary course of business with an aggregate amount not in excess of $5 million or (d) those which do not, singly, or in the aggregate, have a Material Adverse Effect.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that would singly, or in the aggregate, have a Material Adverse Effect.  Except for leases in effect on the date hereof, no Person has any possessory interest in any property of the Company or right to occupy the same except under and pursuant to (i) the provisions of such leases, (ii) licenses entered into by the Company or a subsidiary in the ordinary course of their business or (iii) liens, claims, encumbrances and restrictions described above, and except for interests and rights as would not singly, or in the aggregate, have a Material Adverse Effect.

(xxii)                    Novations.  The Company, the applicable subsidiary or the prior owner of a property of the Company has obtained, requested or is preparing to request all necessary novations required for the United States to recognize the applicable subsidiary as the successor in interest to the relevant prior owner  of each property of the Company to the lessor’s interest under all leases with the General Services Administration or other Federal agencies relating to such property.

(xxiii)                 Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxiv)                Environmental Laws.  The Company has received and reviewed environmental reports or other environmental information on each property of the Company.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus:  (i) the properties of the Company are in compliance with, and neither the Company nor any subsidiary has any liability with respect to the properties of the Company under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) neither the Company nor any subsidiary has at any time released (as such term is defined in Section 101 (22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any property of the Company, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) neither the Company nor any subsidiary knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any property of the Company, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) neither the Company nor any subsidiary has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any property of the Company or arising out of the conduct of the business of the Company or such subsidiary at the properties of the Company, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the properties of the Company is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, any subsidiary or the properties of the Company, other than as would not be reasonably likely to result in a Material Adverse Effect.  As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, toxic mold or any hazardous material as defined by or regulated under any Environmental Law.  As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health (with respect to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and

Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxv)                   Condition of Properties.  (A) None of the properties of the Company is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (B) neither the Company nor any subsidiary has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any property of the Company that would, singly or in the aggregate, have a Material Adverse Effect; (C) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any property of the Company which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (D) the improvements comprising any portion of each property of the Company (the “Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxvi)                Access and Utilities.  Each of the properties of the Company has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property of the Company for its use as described in the Prospectus, except where the failure to have such rights or services would not singly, or in the aggregate, have a Material Adverse Effect.  All public utilities necessary to the use and enjoyment of each of the properties of the Company in the manner described in the Prospectus is located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect.  All roads necessary for the use of each of the properties of the Company as described in the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities or are subject to appropriate easements, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect.

(xxvii)             No Condemnation.  No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any portion of the properties of the Company or for the relocation away from any property of the Company of any roadway providing access to the properties of the Company or any portion thereof, except for those condemnations or proceedings that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxviii)          Registration Rights.  Except for the Selling Shareholder, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxix)                Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxx)                   Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxi)                Tax Returns and Payment of Taxes.  All United States federal income tax returns regarding the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained.  The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment (including all real estate taxes) received by the Company or its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxxii)             Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance (other than insurance coverage for officers and trustees of the Company) with, to the knowledge of the Company, financially sound and reputable insurers, in such amounts as are commercially reasonable for the properties owned by the Company and covering such risks, as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiii)          Title Insurance.  The Company or the applicable subsidiary carries or is entitled to the benefits of title insurance with respect to its real property with, to the knowledge of the Company, financially sound and reputable insurers, in an amount not less than the purchase price for such property or the carrying cost of such property at the time it was acquired from the Selling Shareholder, insuring that the Company or the applicable subsidiary is vested with good and insurable fee or leasehold title to each such property, except to the extent the failure to carry such title insurance would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxxiv)         REIT Qualification.  The Company is organized in conformity with the requirements for qualification, and, as of the date hereof, the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies it for taxation as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, for 2013 and subsequent years.  The Company qualified as a REIT under the Code for each of the taxable years ended December 31, 2009 through December 31, 2012.

(xxxv)            Foreign Corrupt Practices Act.  None of the Company, any managing trustee, officer, or, to the knowledge of the Company, any independent trustee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi)         Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)      OFAC.  None of the Company, any managing trustee, officer, or, to the knowledge of the Company, any independent trustee, agent, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company or any subsidiary and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

(c)                                  Representations and Warranties by the Selling Shareholder.  The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Time as follows:

(i)                                     Good Standing of the Selling Shareholder.  The Selling Shareholder has been duly organized and is validly existing as a real estate investment trust in good standing with the SDAT and has trust power and authority to enter into and perform its obligations under this Agreement.

(ii)                                  Title to Securities.  The Selling Shareholder is the beneficial owner of the Securities to be sold by the Selling Shareholder hereunder free and clear of all liens, encumbrances, security interests, equities, restrictions on transfer, claims or other defects in title other than the transfer restrictions referenced in the restrictive legends on the Securities (which legends other than those relating to the restrictions imposed by the Company’s declaration of trust and bylaws shall be removed prior to the Closing Time) and transfer restrictions in the declaration of trust and bylaws of the Company related to the preservation of its qualification as a REIT. Assuming that Citigroup (on behalf of the Underwriters) (x) acquires its interest in the Securities it has purchased from the Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), (y) has purchased such Securities delivered on the Closing Time to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein and (z) has had such Securities credited to the securities account or accounts of Citigroup (on behalf of the Underwriters) maintained with DTC or such other securities intermediary, Citigroup (on behalf of the Underwriters)  will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities may be asserted against Citigroup (on behalf of the Underwriters).

(iii)                               Power to Sell.  The Selling Shareholder has and, at the Closing Time, will have full legal right, power and capacity to sell, assign, transfer and deliver the Securities in the manner provided in this Agreement.

(iv)                              Authorization of Agreement by the Selling Shareholder.  This Agreement has been duly authorized, executed and delivered by the Selling Shareholder.

(v)                                 Accuracy of Company Information.  To the Selling Shareholder’s knowledge, (A) the Registration Statement and any amendment thereto, as of the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus and any supplement thereto, as of its date, did not and the Prospectus at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) neither the General Disclosure Package nor any Issuer Free Writing Prospectus (when considered together with the General Disclosure Package), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Shareholder makes no representation or warranty with respect to any statements or omissions contained in the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or any supplements or amendments thereto, based upon information relating to any Underwriter furnished to the Company by such Underwriter through you expressly for use therein.

(vi)                              Accuracy of Selling Shareholder Information.  The information relating to the Selling Shareholder in (A) the Registration Statement and any amendment thereto, as of the time it became effective, (B) the General Disclosure Package, as of the Applicable Time, (C) the Prospectus and any amendment thereto, as of its date and the Prospectus at the Closing Time and (D) any Issuer Free Writing Prospectus (when considered together with the General Disclosure Package) as of the Applicable Time, did not (and in the case of the Prospectus as of the Closing Time will not) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and complied, when the Registration Statement became effective in all material respects with the requirements of the 1933 Act.

(vii)                           Absence of Defaults and Conflicts.  The execution, delivery and performance of this Agreement by the Selling Shareholder, the sale of the Securities by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor will such actions constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), (i) the trust agreement or by-laws or other organizational documents of the Selling Shareholder or any of its subsidiaries, (ii) any agreement, indenture or other instrument to which the Selling Shareholder or any of its subsidiaries is a party or by which the Selling Shareholder or any of its subsidiaries may be bound or any of the Selling Shareholder’s or any of its subsidiaries’ properties is subject, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Shareholder, other than, in the case of clause (ii), such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated hereby.

(viii)                        Absence of Further Requirements.  No approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency or with the New York Stock Exchange, or approval of the shareholders of the Selling Shareholder, is required in connection with the sale of the Securities by the Selling Shareholder or the consummation by the Selling Shareholder of the transactions contemplated hereby other than registration of such Securities under the 1933 Act, which has been effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

(ix)                              No Material Non-Public Information.  The sale of the Selling Shareholder’s Securities pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus.

(x)                                 No Unauthorized Offering Materials.  The Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the then most recent preliminary prospectus, the General

Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and any amendments or supplements thereto.

(xi)                              Absence of Manipulation.  The Selling Shareholder has not taken any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii)                           Transfer and Other Taxes.  At the time of purchase, all stock and other transfer taxes on the sale and transfer of the Securities by the Selling Shareholder to the Underwriters hereunder will have been fully paid or provided for by the Selling Shareholder; provided that this representation shall not apply to stock and other transfer taxes on resales by the Underwriters.

(d)                                 Selling Shareholder’s Officers’ Certificates.  Any certificate signed by an officer of  the Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.                                        Sale and Delivery to Underwriters; Closing.

(a)                                 Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder at a purchase price of $24.129 per share, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Payment.  Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Shareholder, at 9:00 A.M. (New York City time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Selling Shareholder (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder against delivery to the Representatives for the respective accounts of the Underwriters of certificates for, or other evidence of, the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and make payment of the purchase price for the Securities which it has agreed to purchase.  The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve any such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  Certificates for, or other evidence of, the Securities shall be in such denominations and registered in such names as the Representatives shall request in writing not later than two business days prior to the Closing Time.  The Securities shall be delivered by or on behalf of the Company to the Representatives, through the facilities of The Depository Trust Company, for the account of the several Underwriters.  The certificates, if applicable, for the Securities will be made available for examination and inspection by the Representatives in The City of New York not later than 2:00 P.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.                                        Covenants of the Company and the Selling Shareholder.  The Company covenants with each Underwriter as set forth in Sections 3(a) through 3(l) with respect to the Company, and the Selling Shareholder covenants with each Underwriter as set forth in Sections 3(l) and 3(m) with respect to the Selling Shareholder:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(c), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated therein by reference or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.

(b)                                 Prevention of Stop Orders.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)                                  Filing of Amendments and Exchange Act Documents.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (or new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice (which may be delivered by electronic mail) of the Representatives to the Company.

(d)                                 Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, upon request, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, upon request, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies (including by electronic means, if so requested by the Underwriters, in addition to or in lieu of, paper copies) of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered  (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, which in the case of counsel for the Underwriters shall be communicated by the Representatives in writing (which may be delivered by electronic mail) to the Company, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the completion of the sale of the Securities by the Underwriters, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicts or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(g)                                  Blue Sky Qualifications.  The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to (i) file any general consent to service of process, (ii) qualify as a foreign trust, as a dealer in securities or to do business in any jurisdiction in which it is not so qualified, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     REIT Qualification.  The Company currently intends to continue to qualify as a REIT under the Code, and use its best efforts to continue to meet the requirements for qualification as a REIT under the Code.

(j)                                    Restriction on Sale of Securities.  During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Citigroup, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued pursuant to the Company’s 2009 Incentive Share Award Plan or any dividend reinvestment plan, (C) Common Shares to be issued to RMR in payment of its incentive fee, (D) the issuance of any Common Shares to owners of any assets, property or business which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such assets, property or business; provided that Citigroup receives a signed lock-up agreement in substantially the form of Exhibit A hereto for the balance of the 60-day restricted period from the recipients receiving Common Shares in connection with any such acquisitions, and (E) any registration statement on Form S-8 under the 1933 Act with respect to the foregoing clauses (B), (C) and (D).  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k)                                 Reporting Requirements.  The Company, during the period when the Prospectus is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act Regulations.

(l)                                     Issuer Free Writing Prospectuses.  Each of the Company and the Selling Shareholder represent and agree that, unless it obtains the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of the Company, the Selling Shareholder and the Representatives, it has not

made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company, the Selling Shareholder and the Representatives in writing is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(m)                             Covenants of the Selling Shareholder.  The Selling Shareholder agrees to advise the Representatives promptly of the happening of any event within the time during which a prospectus relating to the Securities is required to be delivered under the 1933 Act that is known to the Selling Shareholder, which, to the knowledge of the Selling Shareholder after consultation with counsel, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 4.                                        Payment of Expenses.

(a)                                 Expenses.  The Selling Shareholder will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) any stock or other transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities by the Selling Shareholder to the Underwriters, (iv) the fees and disbursements of the Selling Shareholder’s and the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of transportation chartered in connection with the road show, including 50% of the cost of aircraft, and (x)  the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representatives caused by a breach of the representation contained in the sixth paragraph of Section 1(a)(ii) (it being understood that the representation contained in such paragraph shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company by the Underwriters through the Representatives in writing expressly for use in the General Disclosure Package).  For the avoidance of doubt, except as expressly set forth in this Section 4(a), Section 4(b), Section 6 or Section 7, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of Securities by them and the expenses of advertising any offering of the Securities by the Underwriter.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Selling Shareholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                                        Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder to purchase and pay for the Securities pursuant to the terms hereof are subject to the accuracy of the respective representations and warranties of the Company and the Selling Shareholder contained in Sections 1(a) and 1(c), respectively, hereof or in certificates of any officer of the Company or any of its subsidiaries or any officer of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission to the Company for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.  Each preliminary prospectus and the Prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sullivan & Worcester LLP, counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)                                  Opinion of Maryland Counsel for the Company.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)                                 Opinion of Delaware Counsel for the Company  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Prickett, Jones & Elliott, P.A., special counsel for the Company, in a form reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters.

(e)                                  Opinion of Counsel for the Selling Shareholder.  At Closing Time the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In rendering their opinion as aforesaid, Skadden, Arps, Slate, Meagher & Flom LLP may limit such opinion to matters of federal, Massachusetts and New York law.

(f)                                   Opinion of Maryland Counsel for the Selling Shareholder.  At Closing Time the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Venable LLP, special Maryland counsel for the Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.

(g)                                  Opinion of Counsel for the Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(h)                                 Company Officers’ Certificate.  At the Closing Time, there shall not have occurred, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has not occurred any Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied by the Company hereunder at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officers’ knowledge, threatened by the Commission.

(i)                                     Company Chief Financial Officer’s Certificate.  At the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated as of the Closing Time, substantially in the form of Exhibit B hereto, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(j)                                    Selling Shareholder’s Certificate.  At Closing Time, the Underwriters shall have received a certificate of the President or a Vice President of the Selling Shareholder and of the Chief Financial Officer or principal or Chief Accounting Officer of the Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1(c) are true and correct with the same force and effect as though expressly made at and as of the Closing Time; and (ii) the Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to the Closing Time.

(k)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated as of such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements (including financial statements pursuant to Rule 3-14 of Regulation S-X and pro forma financial statements) and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

(l)                                     Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(m)                             Listing.  At the Closing Time, the Common Shares shall remain listed on the New York Stock Exchange.

(n)                                 Lock-up Agreement.  At the date of this Agreement, Citigroup shall have received an agreement substantially in the form of Exhibit A hereto signed by Barry M. Portnoy, Adam D. Portnoy, John L. Harrington, Jeffrey P. Somers, Barbara D. Gilmore, David M. Blackman and Mark L. Kleifges.

(o)                                 Additional Documents.  At the Closing Time counsel for the Underwriters shall have been furnished by the Company and the Selling Shareholder with such documents and opinions as they may reasonably require for the purpose of enabling such counsel to deliver its opinion pursuant to Section 5(g) hereof, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)                                 Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice from the Representatives to the Company and the Selling Shareholder at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.                                        Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of one separate firm of counsel (other than local counsel) chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be part thereof pursuant to Rule 430A, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)                                 Indemnification of Underwriters by Selling Shareholder.  The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information concerning the Selling Shareholder contained in or, to the extent required to be contained therein and not so contained, omitted from the Registration Statement, preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, as the case may be;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Selling Shareholder; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or any such failure, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); and, provided further that the Selling Shareholder shall not be responsible pursuant to this indemnity for losses, expenses, liability or claims for an amount in excess of the net proceeds received by the Selling Shareholder (before deducting expenses) from the sale of Securities hereunder.

(c)                                  Indemnification of Company, the Company’s Trustees and Officers and the Selling Shareholder and the Selling Shareholder’s Trustees.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its Affiliates, its trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Selling Shareholder, its Affiliates, and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties hereunder similarly notified, by written notice delivered to the indemnified party as promptly as reasonably practicable after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence, reasonably approved by the indemnifying party (or by the Representatives in the case of Section 6(c)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided that in no event shall the indemnifying party or parties be liable for the fees and expenses of more than one firm of counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar related actions arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to Section 6(e), the indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage liability or expense by reason of such settlement or judgment to the extent the indemnifying party is required to indemnify the indemnified party under Section 6(a), (b) or (c) hereof.

(e)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or 6(b)(ii), as the case may be, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.             Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the amount of the net proceeds received by the Selling Shareholder (before deducting expenses) from the sale of Securities hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, each trustee of the Selling Shareholder, and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 or the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Selling Shareholder.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.             Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement of the Company and the Selling Shareholder or in certificates of officers of the Company or the Selling Shareholder or any of their respective subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.             Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the NYSE MKT or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall survive such termination and remain in full force and effect.

SECTION 10.           Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement, the obligation of the Underwriters to purchase and of the Selling Shareholder to sell the Securities to be purchased and sold on such date shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representatives or (ii) the Selling Shareholder shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.           Default by the Selling Shareholder.  If the Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 13, 14, 15, 16 and 18 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve the Selling Shareholder from liability, if any, in respect of such default.

SECTION 12.           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; notices to the Company shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, attention of David M. Blackman, President and Chief Operating Officer, Facsimile:  (617) 928-1305; and notices to the Selling Shareholder shall be directed to it at the offices of the Selling Shareholder at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, Attention: John C. Popeo, Treasurer and Chief Financial Officer.

SECTION 13.           No Advisory or Fiduciary Relationship.  The Company and the Selling Shareholder acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its shareholders, creditors, employees, or the Selling Shareholder, its shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling

Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Selling Shareholder, and (e) the Underwriters have not provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Shareholder have consulted their own legal, financial, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 14.           Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholder and their respective successors and the controlling persons and officers and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholder and their respective successors, and said controlling persons and officers and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.           Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.           TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.           Effect of Headings.  The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING GOVERNMENT PROPERTIES INCOME TRUST, DATED

JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF GOVERNMENT PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, GOVERNMENT PROPERTIES INCOME TRUST.  ALL PERSONS DEALING WITH GOVERNMENT PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF GOVERNMENT PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING COMMONWEALTH REIT, DATED JULY 1, 1994, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF COMMONWEALTH REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, COMMONWEALTH REIT.  ALL PERSONS DEALING WITH COMMONWEALTH REIT, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF COMMONWEALTH REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Treasurer and Chief Financial Officer

The Selling Shareholder:

COMMONWEALTH REIT

	By:	/s/ John C. Popeo
Name: John C. Popeo
Title: Treasurer

CONFIRMED AND ACCEPTED, as of
the date first above written:
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
RBC CAPITAL MARKETS, LLC

By:	Citigroup Global Markets Inc.	By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Auren Kule	By:	/s/ Jeff Horowitz
	Name: Auren Kule		Name: Jeff Horowitz
	Title: Director		Title: Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Peter Chapman
Name: Peter Chapman
Title: Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Underwriter	Number of Securities
Citigroup Global Markets Inc.	1,930,378
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,930,378
RBC Capital Markets, LLC	1,930,378
Jefferies LLC	965,188
Morgan Stanley & Co. LLC	965,188
UBS Securities LLC	965,188
BB&T Capital Markets, a division of BB&T Securities, LLC	193,038
Janney Montgomery Scott LLC	193,038
JMP Securities LLC	193,038
MLV & Co. LLC	193,038
Oppenheimer & Co. Inc	193,038
BNY Mellon Capital Markets, LLC	37,264
Comerica Securities, Inc.	37,264
Mitsubishi UFJ Securities (USA), Inc.	37,264
Mizuho Securities USA Inc.	37,264
PNC Capital Markets LLC	37,264
SMBC Nikko Capital Markets Limited	37,264
TD Securities (USA) LLC	37,264
The Huntington Investment Company	37,264

Total	9,950,000

Schedule A-1

SCHEDULE B

Shares offered:  9,950,000 Common Shares

Initial public offering price:  $25.20 per Common Share

Trade date:  March 11, 2013

Settlement date:  March 15, 2013

Schedule B-1

SCHEDULE C

Issuer Free Writing Prospectuses

None

Schedule C-1

Exhibit A

FORM OF LOCK-UP FROM SHAREHOLDERS PURSUANT TO SECTION 5(n)

March 11, 2013

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

RBC CAPITAL MARKETS, LLC

as Representatives of the several Underwriters

c/o                               Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Re:                             Proposed Public Offering by Government Properties Income Trust

Dear Sirs:

The undersigned, a shareholder and, as applicable, an officer and/or trustee of Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), understands that Citigroup Global Markets Inc. (“Citigroup”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and CommonWealth REIT, as selling shareholder, providing for the public offering by such shareholder of the Company’s Common Shares of Beneficial Interest, par value $.01 per share (the “Common Shares”).  In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 60 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer its Common Shares (i) as a bona fide gift or gifts, (ii) as donations to charitable organizations, (iii) by will or the laws of descent and distribution, (iv) to any trust for the direct or indirect benefit of the undersigned or

Exhibit A-1

the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, or (v) with the prior written consent of Citigroup on behalf of the Underwriters; provided, however, that it shall be a pre-condition to such transfers set forth in (i), (ii), (iii) or (iv) above that (a) the transferee or donee executes and delivers to Citigroup a lock-up agreement in form and substance satisfactory to Citigroup, (b) no filing by any party (transferor, transferee, donor or donee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the 60-day lock-up period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.  For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a business trust, real estate investment trust, limited liability company, partnership, corporation or other entity, the undersigned may transfer its shares to any of its direct or indirect wholly-owned subsidiaries; provided, however, that it shall be a pre-condition to such transfer or distribution that (a) the transferee executes and delivers to Citigroup a lock-up agreement in form and substance satisfactory to Citigroup, (b) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the 60-day lock-up period), (c) each party (transferor or, transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 60-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Citigroup waives, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph will be delivered by Citigroup to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the

Exhibit A-2

date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (a) for any reason the Underwriting Agreement shall be terminated on or before the Closing Time (as defined in the Underwriting Agreement) or (b) the Company notifies you in writing, with a copy to Citigroup, that it does not or the Underwriters do not intend to proceed with the public offering contemplated by the proposed Underwriting Agreement, this Agreement shall automatically be terminated.

Very truly yours,

Signature:

Print Name:

Exhibit A-3

Exhibit B

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

Government Properties Income Trust
Certificate of Chief Financial Officer

Reference is made to the underwriting agreement dated March 11, 2013 (the “Underwriting Agreement”) between Government Properties Income Trust, a Maryland real estate investment trust (the “Company”), CommonWealth REIT, a Maryland real estate investment trust, and the several underwriters named in Schedule A thereto, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC are acting as representatives.  Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

I, Mark L. Kleifges, do hereby certify that I am the Chief Financial Officer of the Company, and, in my capacity as Chief Financial Officer, and based upon an examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company that:

1.             I am familiar with the accounting, operations and records systems of the Company;

2.                                      I have read the (1) the Registration Statement, (2) the Prospectus and (3) the General Disclosure Package;

3.                                      I have supervised the compilation of and reviewed the circled information contained on the attached Exhibit A, which is incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package.  I have compared the dollar and other amounts appearing on the attached Exhibit A to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement in all material respects as of the specified dates.

This certificate is being furnished to the Underwriters, solely to assist them in conducting their investigation of the Company in connection with the offer and sale of the Securities.

[SIGNATURE PAGE FOLLOWS]

Exhibit B-1

IN WITNESS WHEREOF, I have hereunto subscribed my name this 15th day of March, 2013.

GOVERNMENT PROPERTIES INCOME TRUST

Name: Mark L. Kleifges
Title: Chief Financial Officer

Exhibit B-2